UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2022 (June 22, 2022)

Star Mountain Lower Middle-Market Capital Corp.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	814-01399	86-3924884
(State or Other Jurisdiction of Incorporation)	(CommissionmFile Number)	(IRS Employer Identification Number)

140 E. 45th Street, 37th Floor
New York, NY 10017
(Address of Principal Executive Offices, Zip Code)

(212) 810-9044
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On June 22, 2022, Star Mountain Lower Middle-Market Capital Corp. (the “Company”) entered into a Loan and Security Agreement with East West Bank (the “Lender”) dated as of June 22, 2022, which provides for cash or credit advances (“Advances”) of up to $25 million (as may be amended or otherwise modified, the “Revolving Credit Line”) pursuant to the terms and conditions of the Revolving Credit Line. All amounts outstanding under the Revolving Credit Line must be repaid by the first anniversary of the closing of the Revolving Credit Line.

Advances under the Revolving Credit Line bear interest at a per annum rate equal to the prime rate in effect on such day or 4.75%, whichever is greater. The Company will also pay certain fees under the Revolving Credit Line, including unused fees of 0.35% per annum of the average unused portion of the Revolving Credit Line during any fiscal quarter when the average daily balance of the aggregate outstanding principal amount of the Advances in any fiscal quarter during the term of the Revolving Credit Line equals or exceeds 60% of the Revolving Credit Line amount and 0.75% per annum of the average unused portion of the Revolving Credit Line during any fiscal quarter when the average daily balance of the aggregate outstanding principal amount of the Advances in any fiscal quarter during the term of the Revolving Credit Line is less than 60% of the Revolving Credit Line amount.

Proceeds from borrowings under the Revolving Credit Line may be used for working capital, to finance the acquisition by the Company of certain investments, to make deposits, to pay management fees and legal fees, and to fund obligations in accordance with the Company’s certificate of incorporation.

The Company’s obligations to the Lender under the Revolving Credit Line are secured by a first priority security interest in the capital commitments of the Company’s investors, subject to certain exclusions. Borrowings under the Revolving Credit Line are limited by various advance rates and concentration limits.

In connection with the Revolving Credit Line, the Company has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. In addition, under the Revolving Credit Line, the Lender may prohibit the Company from repurchasing its shares of common stock from its investors during a quarter if, in the prior quarter, repurchase requests from the Company’s investors exceed 10% of the Company’s total capital commitments. The Revolving Credit Line is subject to customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, the Lender may declare the outstanding advances and all other obligations under the Revolving Credit Line immediately due and payable.

The foregoing description is only a summary of the material provisions of the Revolving Credit Line and is qualified in its entirety by reference to a copy of the Revolving Credit Line, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

10.1*	Loan and Security Agreement, dated as of June 22, 2022, by and among the Company, as Borrower, and East West Bank, as Lender.

*
Certain portions of this exhibit have been omitted in accordance with Item 601(b)(10)(vi) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of this exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Mountain Lower Middle-Market Capital Corp.

Dated: June 23, 2022	By:	/s/ Brett A. Hickey
	Name:	Brett A. Hickey
	Title:	Chief Executive Officer